Exhibit 99.1
American Locker Announces Appointment of David C. Shiring as Chief Financial Officer
DFW Airport, TX — June 17, 2011 —American Locker Group Incorporated (OTCQB:ALGI) (“American Locker” or the “Company”), announced today that on June 14, 2011, the Company’s board of directors appointed David C. Shiring, 63, as Chief Financial Officer. The title was previously held by Paul M. Zaidins, who remains President and Chief Operating Officer.
During 2009 and 2010, Mr. Shiring was the Controller of Peerless Manufacturing. From 2005 until his joining Peerless, he was a Financial Operations Consultant for the Jefferson Wells subsidiary of Manpower.
He is a licensed CPA in Texas. Mr. Shiring holds a BS degree in electrical engineering from Penn State and an MBA from Arizona State University.
President Paul M. Zaidins said, “Dave Shiring brings a diverse experience and skill set that will help American Locker execute its growth plans. He is another critical upgrade to our management team.”
About American Locker Group Incorporated
American Locker is the world’s premier supplier of secure storage solutions under the American Locker and Canadian Locker brands. The Company is best known for manufacturing and servicing the widely-utilized key and lock system with the iconic plastic orange cap. Its Security Manufacturing Corporation subsidiary is a leading provider of multi-tenant mailboxes.
Further information about American Locker and its subsidiaries is available at
www.americanlocker.com
www.securitymanufacturing.com
www.canadianlocker.com
Contact:
American Locker Group Incorporated
Paul Zaidins, President, (817) 329-1600
In the interests of providing Company shareholders and potential investors with information regarding the Company, including the Company’s assessment of its and its subsidiaries’ future plans and operations, certain statements included in this press release may constitute forward-looking information or forward-looking statements (collectively, “forward-looking statements”). All statements contained herein that are not clearly historical in nature are forward-looking, and the words “anticipate”, “believe”, “expect”, “estimate” and similar expressions are generally intended to identify forward-looking statements. Actual events or results may differ materially. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievement since such expectations are inherently subject to significant business, economic, competitive, political and social uncertainties and contingencies. Many factors could cause the Company’s actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, the Company and the foregoing list of important factors is not exhaustive. These forward-looking statements made as of the date hereof disclaim any intent or obligation to update publicly any forward-looking statements, whether as a result of new information, future events or results or otherwise. Company shareholders and potential investors should carefully consider the information contained in the Company’s filings with United States securities administrators at www.sec.gov before making investment decisions with regard to the Company.
Release Summary:
American Locker Group (OTCQB:ALGI) announces the appointment of David C. Shiring as Chief Financial Officer.
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